UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   December 6, 2013

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay Street Suite 350 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change in Principal Accounting Officer

On December 6, 2013, the Company appointed Stefano Gaggini, age 42, as Corporate Controller and Principal Accounting Officer effective December 11, 2013.  Mr. Gaggini joined the Company in July 2011 as its Senior Manager of SEC Reporting and Technical Accounting and became Director of SEC Reporting and Technical Accounting in March 2012.  Mr. Gaggini is licensed as a Certified Public Accountant in the State of Oregon and previously worked for KPMG, a public accounting firm, in Portland, Oregon and Zurich, Switzerland.

Mr. Gaggini succeeds David Mendez as Principal Accounting Officer. Mr. Mendez, who had held the position of Vice President & Corporate Controller, Principal Accounting Officer and Divisional CFO since August 2012, has been promoted to the position of Vice President, Metals Recycling Business Divisional CFO and Metals Recycling Business Chief of Business Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: December 11, 2013	By:	/s/ Richard D. Peach
Name: Richard D. Peach
Title: Sr. V.P. and Chief Financial Officer